Exhibit 99.1
OpenText Reports Third Quarter Fiscal Year 2020 Financial Results

Record Cloud, Annual Recurring Revenues (ARR) and Operating Cash Flows

Third Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$814.7	$820.4	$662.3	$666.3	$339.5	$340.6
+13.3%	+14.1%	+20.6%	+21.3%	+42.3%	+42.8%
Annual Recurring Revenues represents 81% of Total Revenues

•	Record Operating Cash Flows of $329.6 million in the quarter, up 15.2% Y/Y and $904.1 million for the trailing twelve months

•	Declares cash dividend of $0.1746 per common share

•	GAAP net income of $26.0 million, down 64.3% Y/Y

•	Adjusted EBITDA of $259.5 million, down 0.9%, margin of 31.8%, down 460 basis points Y/Y

•	GAAP diluted EPS of $0.10, down 63.0% Y/Y

•	Non-GAAP diluted EPS of $0.61, down 4.7%, and $0.62 in constant currency, down 3.1% Y/Y

•	Announces COVID-19 restructuring plan and compensation update

Waterloo, ON, April 30, 2020 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), “The Information Company,” today announced its financial results for the third quarter ended March 31, 2020.
“On behalf of the OpenText community, we honor the brave women and men who are serving on the front lines of this pandemic: our healthcare professionals, first responders, infrastructure experts and other essential workers who are keeping us healthy and safe,” said Mark J. Barrenechea, OpenText CEO & CTO. “OpenText’s solid third quarter performance is a reflection of our business model resilience amid these challenging times. In constant currency, total revenues in the quarter grew 14.1% year-over-year to $820.4 million, Cloud Services and Subscriptions revenues, now our largest business revenue stream, grew a record 42.8% year-over-year to $340.6 million and our Annual Recurring Revenues which represent a record 81% of total revenues, grew 21.3% year-over-year to $666.3 million. These results reflect the strength of OpenText and the mission-critical nature of our product portfolio.”
“Our investments in technology and infrastructure enabled us to serve our customers around the globe with more than 95% of our employees working from home. I am proud of the dedication and professionalism of our employees who put customers first. Further, OpenText’s release of Cloud Editions (CE) 20.2 fully positions us as a cloud first company and provides customers with options to empower and protect the value of their information assets,” said Barrenechea. “Our leadership position in Information Management has never been stronger and with the addition of cyber resilience products from the Carbonite acquisition, our customers continue to trust OpenText as they adapt to a changing business climate defined by new ways to work.”
"OpenText delivered a solid Q3 with Adjusted EBITDA of $259.5 million and record Operating Cash Flows of $329.6 million,” said OpenText EVP, CFO, Madhu Ranganathan. “We ended the quarter with a strong balance sheet of $1.45 billion in cash and a 2.3x consolidated net leverage ratio. Further, we have taken pre-emptive measures to manage expenses and introduced a COVID-19 restructuring plan that continues our operational rigor, while supporting key initiatives that drive our Total Growth strategy.”

Financial Highlights for Q3 Fiscal 2020 with Year Over Year Comparisons

Summary of Quarterly Results
(in millions except per share data)	Q3 FY20	Q3 FY19	$ Change	% Change (Y/Y)	Q3 FY20 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$339.5	$238.6	$100.9	42.3%	$340.6	42.8%
Customer support	322.9	310.8	12.1	3.9%	325.7	4.8%
Total annual recurring revenues**	$662.3	$549.4	$113.0	20.6%	$666.3	21.3%
License	81.1	98.7	(17.7)	(17.9)%	81.9	(17.0)%
Professional service and other	71.3	71.1	0.2	0.3%	72.1	1.5%
Total revenues	$814.7	$719.1	$95.5	13.3%	$820.4	14.1%
GAAP-based operating income	$95.1	$135.9	($40.8)	(30.0)%	N/A	N/A
Non-GAAP-based operating income (1)	$234.7	$236.8	($2.1)	(0.9)%	$238.5	0.7%
GAAP-based EPS, diluted	$0.10	$0.27	($0.17)	(63.0)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.61	$0.64	($0.03)	(4.7)%	$0.62	(3.1)%
GAAP-based net income attributable to OpenText	$26.0	$72.8	($46.8)	(64.3)%	N/A	N/A
Adjusted EBITDA (1)	$259.5	$261.8	($2.3)	(0.9)%	$263.1	0.5%
Operating cash flows	$329.6	$286.0	$43.6	15.2%	N/A	N/A

Summary of YTD Results
(in millions except per share data)	FY20 YTD	FY19 YTD	$ Change	% Change (Y/Y)	FY20 YTD in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$825.1	$665.9	$159.1	23.9%	$830.1	24.7%
Customer support	950.7	932.7	18.0	1.9%	963.5	3.3%
Total annual recurring revenues**	$1,775.7	$1,598.6	$177.1	11.1%	$1,793.7	12.2%
License	297.0	308.4	(11.3)	(3.7)%	301.3	(2.3)%
Professional service and other	210.3	214.6	(4.2)	(2.0)%	213.7	(0.4)%
Total revenues	$2,283.1	$2,121.5	$161.6	7.6%	$2,308.7	8.8%
GAAP-based operating income	$412.3	$409.0	$3.3	0.8%	N/A	N/A
Non-GAAP-based operating income (1)	$765.0	$743.7	$21.3	2.9%	$779.9	4.9%
GAAP-based EPS, diluted	$0.77	$0.79	($0.02)	(2.5)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$2.09	$2.04	$0.05	2.5%	$2.14	4.9%
GAAP-based net income attributable to OpenText	$207.8	$213.5	($5.7)	(2.7)%	N/A	N/A
Adjusted EBITDA (1)	$830.7	$816.4	$14.3	1.8%	$845.1	3.5%
Operating cash flows	$674.3	$646.5	$27.8	4.3%	N/A	N/A
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Balance Sheet Update
On March 19, 2020, OpenText proactively drew down $600 million from its Revolving Credit Facility as a pre-emptive measure in order to increase our cash position and preserve financial flexibility in light of current macro-economic uncertainty. The proceeds from the Revolver were invested in money market funds primarily comprised of AAA US T-bills and are reflected in our Balance Sheet as of March 31, 2020. In February 2020, OpenText successfully raised $1.8 billion primarily to refinance existing debt, in 8 and 10-year senior notes at historically low rates that extends our debt maturity profile, and drives interest expense savings.

Restructuring Plan and Compensation Update
As a result of COVID-19, OpenText is adopting a hybrid return to workplace strategy. The company will undertake a restructuring plan which will impact our global workforce and consolidate certain real estate facilities to further streamline our operations as we accelerate work from home initiatives. The cost of the restructuring is expected to be approximately $80 million to $100 million and related activities are anticipated to be completed by the end of Fiscal 2021. Once completed, OpenText anticipates annualized cost savings of approximately $65 million to $75 million.

The Company is also taking a number of pre-emptive measures due to the impact of COVID-19, including reduced discretionary spending and temporarily reducing the salaries of its executives, senior leadership, and other employees, as well as its Board of Directors.

Dividend Program
As part of our quarterly, non-cumulative cash dividend program, the Board declared on April 29, 2020 a cash dividend of $0.1746 per common share. The record date for this dividend is May 29, 2020 and the payment date is June 19, 2020. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.

Quarterly Business Highlights

•
Key customer wins in the quarter included General Motors, Nestle S.A., United Health Services Hospitals, Diamond Pharmacy Services, Pathos Clinical Solutions, Astra Daihatsu Motor, Continental AG, Cree Lighting, Debeka Insurance, Grinnell Mutual Reinsurance, Home Credit International, Gendarmerie Nationale (France), Medline Industries, MRS Logistica, Praxair Distribution, Rosenthal & Rosenthal, Saipem Group, Zabka Polska.

•	OpenText announces cloud agreement with Amazon Web Services

•	OpenText announces new Cloud Editions (CE) for the resilient organization

•	OpenText launches new unified cloud integration platform, OpenText Trading Grid

•	OpenText Trading Grid to integrate Dun & Bradstreet data and insights to build trust and minimize risk in supply chains

•	OpenText hosts Enterprise World Europe Digital

•	OpenText buys XMedius, provider of secure information exchange and unified communication solutions

•	OpenText EnCase wins 10th straight SC Magazine Award for Best Forensic Solution

•	OpenText announces pricing of senior unsecured fixed rate notes to refinance outstanding debt

•	OpenText establishes new US Public Sector Group

•	OpenText makes new appointments to Executive Leadership Team

Summary of Quarterly Results
	Q3 FY20	Q2 FY20	Q3 FY19	% Change (Q3 FY20 vs Q2 FY20)		% Change (Q3 FY20 vs Q3 FY19)
Revenue (millions)	$814.7	$771.6	$719.1	5.6%		13.3%
GAAP-based gross margin	65.4%	69.9%	66.7%	(450)	bps	(130)	bps
GAAP-based EPS, diluted	$0.10	$0.40	$0.27	(75.0)%		(63.0)%
Non-GAAP-based gross margin (1)	73.3%	75.5%	73.0%	(220)	bps	30	bps
Non-GAAP-based EPS, diluted (1)(2)	$0.61	$0.84	$0.64	(27.4)%		(4.7)%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection.

Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning April 30, 2020 at 7:00 p.m. ET through 11:59 p.m. on May 14, 2020 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 4288 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to non-U.S. GAAP-based financial measures. Additionally, “off-cloud” is a term we use to describe license transactions.

About OpenText
OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, on-premises or in the cloud. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2020 (Fiscal 2020) on growth, the financial and operational impact of COVID-19 and associated preemptive measures and restructuring plans, anticipated benefits of our partnerships and next generation product lines, the strength of our operating framework and balance sheet flexibility, continued investments in product innovation, go-to-market and strategic acquisitions, M&A continuing to be our leading growth contributor, our capital allocation strategy, creating value through investments in broader Information Management (IM) capabilities, the Company's presence in the cloud and in growth markets, expected growth in our revenue lines, total growth from acquisitions, innovation and organic initiatives, the focus on recurring revenues, improving operational efficiency, expanding cash flow and strengthening the business, adjusted operating income and cash flow, its financial condition, the adjusted operating margin target range, results of operations and earnings, announced acquisitions, ongoing tax matters, the integration of the acquired businesses, declaration of quarterly dividends, future tax rates, new platform and product offerings, scaling OpenText to new levels in Fiscal 2020 and beyond, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the IM market including expected growth in the Artificial Intelligence market; (vi) the Company's competitive position in the IM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the IM marketplace; (ix) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with future acquisitions); (x) the Company's financial condition and capital requirements; and (xi) statements about the impact of product releases. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on the Company's outstanding debt securities; (iii) the possibility that the Company may be unable to meet its future reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, or applicable Canadian securities regulation; (iv) the risks associated with bringing new products and services to market; (v) failure to comply with privacy laws and regulations that are extensive, open to various interpretations and complex to implement including General Data Protection Regulation (GDPR) and Country by Country Reporting (CBCR); (vi) fluctuations in currency exchange rates; (vii) delays in the purchasing decisions of the Company's customers; (viii) the competition the

Company faces in its industry and/or marketplace; (ix) the final determination of litigation, tax audits (including tax examinations in the United States and elsewhere) and other legal proceedings; (x) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes including tax reform legislation enacted through the Tax Cuts and Jobs Act in the United States; (xi) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (xii) the continuous commitment of the Company's customers; and (xiii) demand for the Company's products and services. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2020 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	March 31, 2020	June 30, 2019
ASSETS	(unaudited)
Cash and cash equivalents	$1,452,570	$941,009
Accounts receivable trade, net of allowance for doubtful accounts of $18,301 as of March 31, 2020 and $17,011 as of June 30, 2019	459,348	463,785
Contract assets	27,057	20,956
Income taxes recoverable	59,930	38,340
Prepaid expenses and other current assets	112,073	97,238
Total current assets	2,110,978	1,561,328
Property and equipment	258,892	249,453
Operating lease right of use assets	243,611	—
Long-term contract assets	14,225	15,386
Goodwill	4,678,686	3,769,908
Acquired intangible assets	1,731,781	1,146,504
Deferred tax assets	921,643	1,004,450
Other assets	171,107	148,977
Long-term income taxes recoverable	31,149	37,969
Total assets	$10,162,072	$7,933,975
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$324,890	$329,903
Current portion of long-term debt	610,000	10,000
Operating lease liability	68,871	—
Deferred revenues	819,273	641,656
Income taxes payable	31,711	33,158
Total current liabilities	1,854,745	1,014,717
Long-term liabilities:
Accrued liabilities	14,634	49,441
Pension liability	67,438	75,239
Long-term debt	3,585,684	2,604,878
Long-term operating lease liability	205,789	—
Deferred revenues	92,341	46,974
Long-term income taxes payable	184,459	202,184
Deferred tax liabilities	158,805	55,872
Total long-term liabilities	4,309,150	3,034,588
Shareholders' equity:
Share capital and additional paid-in capital
271,634,149 and 269,834,442 Common Shares issued and outstanding at March 31, 2020 and June 30, 2019, respectively; authorized Common Shares: unlimited	1,839,150	1,774,214
Accumulated other comprehensive income	9,466	24,124
Retained earnings	2,180,339	2,113,883
Treasury stock, at cost (847,369 shares at March 31, 2020 and 802,871 shares at June 30, 2019, respectively)	(32,066)	(28,766)
Total OpenText shareholders' equity	3,996,889	3,883,455
Non-controlling interests	1,288	1,215
Total shareholders' equity	3,998,177	3,884,670
Total liabilities and shareholders' equity	$10,162,072	$7,933,975

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Revenues:
License	$81,055	$98,721	$297,048	$308,364
Cloud services and subscriptions	339,463	238,607	825,068	665,923
Customer support	322,865	310,762	950,671	932,667
Professional service and other	71,296	71,056	210,337	214,580
Total revenues	814,679	719,146	2,283,124	2,121,534
Cost of revenues:
License	2,544	2,692	7,917	10,219
Cloud services and subscriptions	127,565	103,873	333,371	280,274
Customer support	32,151	31,844	91,326	93,582
Professional service and other	56,526	56,626	164,468	169,452
Amortization of acquired technology-based intangible assets	63,401	44,596	145,998	140,439
Total cost of revenues	282,187	239,631	743,080	693,966
Gross profit	532,492	479,515	1,540,044	1,427,568
Operating expenses:
Research and development	108,184	84,905	269,645	238,128
Sales and marketing	166,234	132,244	432,162	378,619
General and administrative	68,828	51,833	174,958	154,955
Depreciation	24,820	25,028	65,809	72,716
Amortization of acquired customer-based intangible assets	59,943	48,832	160,561	140,627
Special charges (recoveries)	9,406	796	24,579	33,487
Total operating expenses	437,415	343,638	1,127,714	1,018,532
Income from operations	95,077	135,877	412,330	409,036
Other income (expense), net	(18,923)	5,065	(19,736)	6,965
Interest and other related expense, net	(41,263)	(35,607)	(105,849)	(103,751)
Income before income taxes	34,891	105,335	286,745	312,250
Provision for (recovery of) income taxes	8,891	32,542	78,800	98,628
Net income for the period	$26,000	$72,793	$207,945	$213,622
Net (income) loss attributable to non-controlling interests	(35)	(31)	(112)	(104)
Net income attributable to OpenText	$25,965	$72,762	$207,833	$213,518
Earnings per share—basic attributable to OpenText	$0.10	$0.27	$0.77	$0.80
Earnings per share—diluted attributable to OpenText	$0.10	$0.27	$0.77	$0.79
Weighted average number of Common Shares outstanding—basic	271,221	268,991	270,559	268,511
Weighted average number of Common Shares outstanding—diluted	272,202	270,030	271,643	269,606

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Net income for the period	$26,000	$72,793	$207,945	$213,622
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(15,484)	3,189	(16,220)	(3,749)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of ($1,276) and $222 for the three months ended March 31, 2020 and 2019, respectively; ($1,181) and ($274) for the nine months ended March 31, 2020 and 2019, respectively	(3,539)	615	(3,278)	(760)
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of $121 and $124 for the three months ended March 31, 2020 and 2019, respectively; $98 and $425 for the nine months ended March 31, 2020 and 2019, respectively	337	346	273	1,179
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of $1,495 and ($1,177) for the three months ended March 31, 2020 and 2019, respectively; $1,554 and ($1,390) for the nine months ended March 31, 2020 and 2019, respectively	3,309	(4,785)	3,923	(5,109)
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $203 and $78 for the three months ended March 31, 2020 and 2019, respectively; $446 and $223 for the nine months ended March 31, 2020 and 2019, respectively	153	82	644	212
Total other comprehensive income (loss) net, for the period	(15,224)	(553)	(14,658)	(8,227)
Total comprehensive income	10,776	72,240	193,287	205,395
Comprehensive (income) loss attributable to non-controlling interests	(35)	(31)	(112)	(104)
Total comprehensive income attributable to OpenText	$10,741	$72,209	$193,175	$205,291

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended March 31, 2020
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2019	270,609	$1,803,663	(847)	$(32,066)	$2,201,653	$24,690	$1,292	$3,999,232
Issuance of Common Shares
Under employee stock option plans	886	23,414	—	—	—	—	—	23,414
Under employee stock purchase plans	139	5,217	—	—	—	—	—	5,217
Share-based compensation	—	6,856	—	—	—	—	—	6,856
Dividends declared ($0.1746 per Common Share)	—	—	—	—	(47,279)	—	—	(47,279)
Other comprehensive income (loss) - net	—	—	—	—	—	(15,224)	—	(15,224)
Non-controlling interest	—	—	—	—	—	—	(39)	(39)
Net income for the period	—	—	—	—	25,965	—	35	26,000
Balance as of March 31, 2020	271,634	$1,839,150	(847)	$(32,066)	$2,180,339	$9,466	$1,288	$3,998,177

	Three Months Ended March 31, 2019
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2018	268,569	$1,731,299	(817)	$(29,241)	$2,056,831	$25,971	$1,152	$3,786,012
Issuance of Common Shares
Under employee stock option plans	544	11,661	—	—	—	—	—	11,661
Under employee stock purchase plans	161	4,447	—	—	—	—	—	4,447
Share-based compensation	—	6,712	—	—	—	—	—	6,712
Purchase of treasury stock	—	—	(52)	(1,965)	—	—	—	(1,965)
Issuance of treasury stock	—	(2,308)	62	2,308	—	—	—	—
Dividends declared ($0.1518 per Common Share)	—	—	—	—	(40,735)	—	—	(40,735)
Other comprehensive income - net	—	—	—	—	—	(553)	—	(553)
Net income for the period	—	—	—	—	72,762	—	31	72,793
Balance as of March 31, 2019	269,274	$1,751,811	(807)	$(28,898)	$2,088,858	$25,418	$1,183	$3,838,372

	Nine Months Ended March 31, 2020
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2019	269,834	$1,774,214	(803)	$(28,766)	$2,113,883	$24,124	$1,215	$3,884,670
Issuance of Common Shares
Under employee stock option plans	1,301	34,773	—	—	—	—	—	34,773
Under employee stock purchase plans	499	17,757	—	—	—	—	—	17,757
Share-based compensation	—	21,530	—	—	—	—	—	21,530
Purchase of treasury stock	—	—	(300)	(12,424)	—	—	—	(12,424)
Issuance of treasury stock	—	(9,124)	256	9,124	—	—	—	—
Dividends declared ($0.5238 per Common Share)	—	—	—	—	(141,377)	—	—	(141,377)
Other comprehensive income (loss) - net	—	—	—	—	—	(14,658)	—	(14,658)
Non-controlling interest	—	—	—	—	—	—	(39)	(39)
Net income for the period	—	—	—	—	207,833	—	112	207,945
Balance as of March 31, 2020	271,634	$1,839,150	(847)	$(32,066)	$2,180,339	$9,466	$1,288	$3,998,177

	Nine Months Ended March 31, 2019
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2018	267,651	$1,707,073	(691)	$(18,732)	$1,994,235	$33,645	$1,037	$3,717,258
Adoption of ASU 2016-16 - cumulative effect	—	—	—	—	(26,780)	—	—	(26,780)
Adoption of Topic 606 - cumulative effect	—	—	—	—	29,786	—	—	29,786
Issuance of Common Shares
Under employee stock option plans	1,100	25,832	—	—	—	—	—	25,832
Under employee stock purchase plans	523	15,712	—	—	—	—	—	15,712
Share-based compensation	—	20,152	—	—	—	—	—	20,152
Purchase of treasury stock	—	—	(726)	(26,499)	—	—	—	(26,499)
Issuance of treasury stock	—	(16,333)	610	16,333	—	—	—	—
Dividends declared ($0.4554 per Common Share)	—	—	—	—	(121,901)	—	—	(121,901)
Other comprehensive income - net	—	—	—	—	—	(8,227)	—	(8,227)
Non-controlling interest	—	(625)	—	—	—	—	42	(583)
Net income for the period	—	—	—	—	213,518	—	104	213,622
Balance as of March 31, 2019	269,274	$1,751,811	(807)	$(28,898)	$2,088,858	$25,418	$1,183	$3,838,372

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income for the period	$26,000	$72,793	$207,945	$213,622
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	148,164	118,456	372,368	353,782
Share-based compensation expense	6,856	6,712	21,530	20,152
Pension expense	1,428	1,158	4,323	3,412
Amortization of debt issuance costs	1,227	1,077	3,503	3,234
Loss on extinguishment of debt	17,854	—	17,854	—
Loss on sale and write down of property and equipment	—	10	—	9,438
Deferred taxes	2,543	2,398	36,711	11,307
Share in net (income) loss of equity investees	(4,527)	(2,789)	(6,475)	(10,652)
Changes in operating assets and liabilities:
Accounts receivable	83,590	19,229	86,188	52,777
Contract assets	(9,006)	(15,472)	(26,665)	(28,872)
Prepaid expenses and other current assets	(6,854)	(13,027)	(7,355)	(495)
Income taxes	(33,717)	3,682	(34,608)	21,006
Accounts payable and accrued liabilities	(9,028)	(896)	(42,263)	(30,644)
Deferred revenue	102,373	93,285	38,280	24,134
Other assets	5,079	(619)	7,436	4,300
Operating lease assets and liabilities, net	(2,381)	—	(4,486)	—
Net cash provided by operating activities	329,601	285,997	674,286	646,501
Cash flows from investing activities:
Additions of property and equipment	(16,793)	(16,968)	(55,005)	(50,432)
Purchase of XMedius	(73,335)	—	(73,335)	—
Purchase of Carbonite, Inc., net of cash and restricted cash acquired	(88,458)	—	(1,305,097)	—
Purchase of Dynamic Solutions Group Inc.	—	—	(4,149)	—
Purchase of Catalyst Repository Systems Inc.	—	(70,800)	—	(70,800)
Purchase of Liaison Technologies, Inc.	—	641	—	(310,644)
Purchase of Guidance Software, Inc., net of cash acquired	—	—	—	(2,279)
Other investing activities	(5,803)	(1,831)	(11,344)	(8,204)
Net cash used in investing activities	(184,389)	(88,958)	(1,448,930)	(442,359)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	29,990	17,811	53,107	42,097
Proceeds from long-term debt and Revolver	2,400,000	—	3,150,000	—
Repayment of long-term debt and revolver	(1,706,131)	(2,500)	(1,711,131)	(7,500)
Debt extinguishment costs	(11,248)	—	(11,248)	—
Debt issuance costs	(17,191)	—	(18,170)	(322)
Purchase of Treasury Stock	—	(1,965)	(12,424)	(26,499)
Purchase of non-controlling interest	—	—	—	(583)
Payments of dividends to shareholders	(47,279)	(40,735)	(141,377)	(121,901)
Net cash provided by (used in) financing activities	648,141	(27,389)	1,308,757	(114,708)
Foreign exchange gain (loss) on cash held in foreign currencies	(15,989)	1,992	(20,060)	(3,909)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	777,364	171,642	514,053	85,525
Cash, cash equivalents and restricted cash at beginning of the period	680,232	597,874	943,543	683,991
Cash, cash equivalents and restricted cash at end of the period	$1,457,596	$769,516	$1,457,596	$769,516

Reconciliation of cash, cash equivalents and restricted cash:	March 31, 2020	March 31, 2019
Cash and cash equivalents	1,452,570	765,224
Restricted cash included in Other assets	5,026	4,292
Total Cash, cash equivalents and restricted cash	$1,457,596	$769,516

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income or earnings per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and Special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding the amortization of acquired intangible assets, Special charges (recoveries), and share-based compensation expense.
Adjusted earnings (loss) before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income, attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and Special charges (recoveries).
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special Charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to Non-U.S. GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2020. (In thousands except for per share amounts)
	Three Months Ended March 31, 2020
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$127,565		$(398)	(1)	$127,167
Customer support	32,151		(284)	(1)	31,867
Professional service and other	56,526		(328)	(1)	56,198
Amortization of acquired technology-based intangible assets	63,401		(63,401)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	532,492	65.4%	64,411	(3)	596,903	73.3%
Operating expenses
Research and development	108,184		(1,243)	(1)	106,941
Sales and marketing	166,234		(2,261)	(1)	163,973
General and administrative	68,828		(2,342)	(1)	66,486
Amortization of acquired customer-based intangible assets	59,943		(59,943)	(2)	—
Special charges (recoveries)	9,406		(9,406)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	95,077		139,606	(5)	234,683
Other income (expense), net	(18,923)		18,923	(6)	—
Provision for (recovery of) income taxes	8,891		18,188	(7)	27,079
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	25,965		140,341	(8)	166,306
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.10		$0.51	(8)	$0.61

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 25% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2020
		Per share diluted
GAAP-based net income, attributable to OpenText	$25,965	$0.10
Add:
Amortization	123,344	0.45
Share-based compensation	6,856	0.03
Special charges (recoveries)	9,406	0.03
Other (income) expense, net	18,923	0.07
GAAP-based provision for (recovery of) income taxes	8,891	0.03
Non-GAAP-based provision for income taxes	(27,079)	(0.10)
Non-GAAP-based net income, attributable to OpenText	$166,306	$0.61
Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2020
GAAP-based net income, attributable to OpenText	$25,965
Add:
Provision for (recovery of) income taxes	8,891
Interest and other related expense, net	41,263
Amortization of acquired technology-based intangible assets	63,401
Amortization of acquired customer-based intangible assets	59,943
Depreciation	24,820
Share-based compensation	6,856
Special charges (recoveries)	9,406
Other (income) expense, net	18,923
Adjusted EBITDA	$259,468

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2020. (In thousands except for per share amounts)
	Nine Months Ended March 31, 2020
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$333,371		$(1,152)	(1)	$332,219
Customer support	91,326		(897)	(1)	90,429
Professional service and other	164,468		(917)	(1)	163,551
Amortization of acquired technology-based intangible assets	145,998		(145,998)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,540,044	67.5%	148,964	(3)	1,689,008	74.0%
Operating expenses
Research and development	269,645		(3,719)	(1)	265,926
Sales and marketing	432,162		(6,760)	(1)	425,402
General and administrative	174,958		(8,085)	(1)	166,873
Amortization of acquired customer-based intangible assets	160,561		(160,561)	(2)	—
Special charges (recoveries)	24,579		(24,579)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	412,330		352,668	(5)	764,998
Other income (expense), net	(19,736)		19,736	(6)	—
Provision for (recovery of) income taxes	78,800		13,481	(7)	92,281
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	207,833		358,923	(8)	566,756
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.77		$1.32	(8)	$2.09

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 27% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2020
		Per share diluted
GAAP-based net income, attributable to OpenText	$207,833	$0.77
Add:
Amortization	306,559	1.13
Share-based compensation	21,530	0.08
Special charges (recoveries)	24,579	0.09
Other (income) expense, net	19,736	0.07
GAAP-based provision for (recovery of) income taxes	78,800	0.29
Non-GAAP-based provision for income taxes	(92,281)	(0.34)
Non-GAAP-based net income, attributable to OpenText	$566,756	$2.09
Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2020
GAAP-based net income, attributable to OpenText	$207,833
Add:
Provision for (recovery of) income taxes	78,800
Interest and other related expense, net	105,849
Amortization of acquired technology-based intangible assets	145,998
Amortization of acquired customer-based intangible assets	160,561
Depreciation	65,809
Share-based compensation	21,530
Special charges (recoveries)	24,579
Other (income) expense, net	19,736
Adjusted EBITDA	$830,695

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2019. (In thousands except for per share amounts)
	Three Months Ended December 31, 2019
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$103,644		$(371)	(1)	$103,273
Customer support	29,788		(297)	(1)	29,491
Professional service and other	53,604		(346)	(1)	53,258
Amortization of acquired technology-based intangible assets	42,299		(42,299)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	539,172	69.9%	43,313	(3)	582,485	75.5%
Operating expenses
Research and development	80,283		(1,255)	(1)	79,028
Sales and marketing	137,310		(2,383)	(1)	134,927
General and administrative	54,595		(3,131)	(1)	51,464
Amortization of acquired customer-based intangible assets	51,460		(51,460)	(2)	—
Special charges (recoveries)	10,072		(10,072)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	184,740		111,614	(5)	296,354
Other income (expense), net	1,972		(1,972)	(6)	—
Provision for (recovery of) income taxes	46,818		(9,861)	(7)	36,957
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	107,467		119,503	(8)	226,970
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.40		$0.44	(8)	$0.84

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 30% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2019
		Per share diluted
GAAP-based net income, attributable to OpenText	$107,467	$0.40
Add:
Amortization	93,759	0.35
Share-based compensation	7,783	0.03
Special charges (recoveries)	10,072	0.04
Other (income) expense, net	(1,972)	(0.01)
GAAP-based provision for (recovery of) income taxes	46,818	0.17
Non-GAAP-based provision for income taxes	(36,957)	(0.14)
Non-GAAP-based net income, attributable to OpenText	$226,970	$0.84
Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2019
GAAP-based net income, attributable to OpenText	$107,467
Add:
Provision for (recovery of) income taxes	46,818
Interest and other related expense, net	32,376
Amortization of acquired technology-based intangible assets	42,299
Amortization of acquired customer-based intangible assets	51,460
Depreciation	20,712
Share-based compensation	7,783
Special charges (recoveries)	10,072
Other (income) expense, net	(1,972)
Adjusted EBITDA	$317,015

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2019. (In thousands except for per share amounts)
	Three Months Ended March 31, 2019
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$103,873		$(291)	(1)	$103,582
Customer support	31,844		(310)	(1)	31,534
Professional service and other	56,626		(448)	(1)	56,178
Amortization of acquired technology-based intangible assets	44,596		(44,596)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	479,515	66.7%	45,645	(3)	525,160	73.0%
Operating expenses
Research and development	84,905		(1,315)	(1)	83,590
Sales and marketing	132,244		(2,458)	(1)	129,786
General and administrative	51,833		(1,890)	(1)	49,943
Amortization of acquired customer-based intangible assets	48,832		(48,832)	(2)	—
Special charges (recoveries)	796		(796)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	135,877		100,936	(5)	236,813
Other income (expense), net	5,065		(5,065)	(6)	—
Provision for (recovery of) income taxes	32,542		(4,373)	(7)	28,169
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	72,762		100,244	(8)	173,006
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.27		$0.37	(8)	$0.64

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 31% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2019
		Per share diluted
GAAP-based net income, attributable to OpenText	$72,762	$0.27
Add:
Amortization	93,428	0.35
Share-based compensation	6,712	0.02
Special charges (recoveries)	796	—
Other (income) expense, net	(5,065)	(0.02)
GAAP-based provision for (recovery of) income taxes	32,542	0.12
Non-GAAP-based provision for income taxes	(28,169)	(0.10)
Non-GAAP-based net income, attributable to OpenText	$173,006	$0.64
Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2019
GAAP-based net income, attributable to OpenText	$72,762
Add:
Provision for (recovery of) income taxes	32,542
Interest and other related expense, net	35,607
Amortization of acquired technology-based intangible assets	44,596
Amortization of acquired customer-based intangible assets	48,832
Depreciation	25,028
Share-based compensation	6,712
Special charges (recoveries)	796
Other (income) expense, net	(5,065)
Adjusted EBITDA	$261,810

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2019. (In thousands except for per share amounts)
	Nine Months Ended March 31, 2019
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$280,274		$(873)	(1)	$279,401
Customer support	93,582		(881)	(1)	92,701
Professional service and other	169,452		(1,330)	(1)	168,122
Amortization of acquired technology-based intangible assets	140,439		(140,439)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,427,568	67.3%	143,523	(3)	1,571,091	74.1%
Operating expenses
Research and development	238,128		(3,668)	(1)	234,460
Sales and marketing	378,619		(5,874)	(1)	372,745
General and administrative	154,955		(7,526)	(1)	147,429
Amortization of acquired customer-based intangible assets	140,627		(140,627)	(2)	—
Special charges (recoveries)	33,487		(33,487)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	409,036		334,705	(5)	743,741
Other income (expense), net	6,965		(6,965)	(6)	—
Provision for (recovery of) income taxes	98,628		(9,029)	(7)	89,599
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	213,518		336,769	(8)	550,287
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.79		$1.25	(8)	$2.04

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 32% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2019
		Per share diluted
GAAP-based net income, attributable to OpenText	$213,518	$0.79
Add:
Amortization	281,066	1.04
Share-based compensation	20,152	0.07
Special charges (recoveries)	33,487	0.12
Other (income) expense, net	(6,965)	(0.03)
GAAP-based provision for (recovery of) income taxes	98,628	0.37
Non-GAAP-based provision for income taxes	(89,599)	(0.32)
Non-GAAP-based net income, attributable to OpenText	$550,287	$2.04
Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2019
GAAP-based net income, attributable to OpenText	$213,518
Add:
Provision for (recovery of) income taxes	98,628
Interest and other related expense, net	103,751
Amortization of acquired technology-based intangible assets	140,439
Amortization of acquired customer-based intangible assets	140,627
Depreciation	72,716
Share-based compensation	20,152
Special charges (recoveries)	33,487
Other (income) expense, net	(6,965)
Adjusted EBITDA	$816,353

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and nine months ended March 31, 2020 and 2019:

	Three Months Ended March 31, 2020		Three Months Ended March 31, 2019
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	22%	13%	22%	15%
GBP	5%	6%	6%	6%
CAD	3%	10%	5%	10%
USD	63%	56%	58%	51%
Other	7%	15%	9%	18%
Total	100%	100%	100%	100%

	Nine Months Ended March 31, 2020		Nine Months Ended March 31, 2019
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	23%	14%	23%	15%
GBP	5%	6%	6%	6%
CAD	3%	10%	4%	10%
USD	60%	54%	58%	51%
Other	9%	16%	9%	18%
Total	100%	100%	100%	100%
*Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges (recoveries).